UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 8, 2017, Genie Energy Ltd. (the “Registrant”) posted an earnings release to the investor relations page of its website (www.genie.com) announcing its results of operations for the quarter and full year ended December 31, 2016. A copy of the earnings release concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC unless otherwise expressly stated in such filing. In addition, this Report and the press release contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Michael Stein, previously the Executive Vice President of the Registrant, has been elected the Registrant’s Chief Operating Officer, effective March 7, 2017. In that role, Mr. Stein will be the Registrant’s principal operating officer. Mr. Stein, 33, has served as Executive Vice President of the Registrant since May 2014 and as Chief Executive Officer of Genie Retail Energy, Inc. since May 2015.  In addition, Mr. Stein serves as Chief Executive Officer of Diversegy LLC and Executive Chairman of Retail Energy Holdings, the operating entity of Town Square Energy. Mr. Stein served as Senior Vice President of Operations from January 2014 to May 2014. From July 2012 to January 2014, Mr. Stein was Senior Vice President of Business Development of IDT Telecom. From June 2007 to January 2009, Mr. Stein was an analyst at Belstar Investment Management. Mr. Stein has also served as communal leader at the Riverdale Jewish Center in Bronx, New York. Mr. Stein is also a trustee of the Etzion Foundation and of the Organization for the Resolution of Agunot. Mr. Stein received his B.A. in Psychology from Yeshiva University.

Michael Stein is the son-in-law of Howard Jonas, the Registrant’s Chairman and Chief Executive Officer and brother-in-law to Michael Jonas, the Registrant’s Executive Vice President. During Fiscal 2016, Mr. Stein’s annual base salary was $250,000. Mr. Stein’s current annual base salary is $250,000. In February 2017, the Compensation Committee approved a $350,000 cash bonus to Michael Stein for his performance during Fiscal 2016. In addition, in December 2013, the Registrant’s Compensation Committee approved a grant to Mr. Stein of 29,126 restricted shares of the Registrant’s Class B common stock and in May 2015 approved a grant to Mr. Stein of deferred stock units representing 5.8 shares of common stock of Genie Retail Energy, Inc. (approximately 0.3% of the outstanding equity interests in GRE).

Mr. Stein has not entered into any material plan, contract, arrangement or amendment in connection with his election as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated March 8, 2017, reporting the results of operations for the quarter and full year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

Dated: March 8, 2017	By:	/s/ Howard S. Jonas
	Name:	Howard S. Jonas
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated March 8, 2017, reporting the results of operations for the quarter and full year ended December 31, 2016.

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